UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070

(Address of principal executive offices, including zip code)

(201) 935-3400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On September 22, 2005, AXS-One Inc. (the "Company") closed the second tranche (the "Insider Tranche") of its previously-announced private placement (the "Offering") of 4,534,461 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), and Class C Warrants ("Class C Warrants ") to purchase a total of 453,450 shares of Common Stock, with an exercise price equal to $1.90 per share of Common Stock, and Class D Warrants ("Class D Warrants ") to purchase a total of 453,442 shares of Common Stock, with an exercise price equal to $2.15 per share of Common Stock (the Class C Warrants and the Class D Warrants, collectively, the "Warrants"). The Company received gross proceeds of $675,000 from the Insider Tranche (and aggregate gross proceeds of $6,750,000 and net proceeds of $6,450,000 from the Offering as a whole). The Insider Tranche resulted in the issuance of 453,446 shares of Common Stock, 45,347 Class C Warrants and 45,342 Class D Warrants to certain Company executive officers and directors and their affiliates. The closing with respect to the Insider Tranche was subject to shareholder approval, which was obtained at the special meeting of stockholders held on September 20, 2005. The closing of the transaction with the investors other than the Company's executive officers and directors and their affiliates took place on June 21, 2005 and resulted in gross proceeds to the Company in the amount of $6,075,000.

The Insider Tranche is embodied in the following previously executed agreements: (i) a Unit Subscription Agreement dated as of June 17, 2005, among the Company and certain accredited investors (collectively, the "Investors"), (ii) an Investor Rights Agreement dated as of June 17, 2005, among the Company and the Investors and (iii) the Warrants (collectively with the Unit Subscription Agreement and the Investor Rights Agreement, the "Transaction Documents"), which Transaction Documents were filed as exhibits to the Company's current report on Form 8-K filed on June 23, 2005.

In connection with the Offering, the Company paid a cash commission equal to 5% of the gross proceeds from the Offering to Kaufman Bros. L.P. ("Kaufman"), (except for amounts invested by RIT Capital Partners plc and The Sirius Trust, for which a 2% fee was paid) which acted as its placement agent. No fee was paid with respect to amounts invested by the Company's executive officers and directors and their affiliates.

The Company anticipates using the net proceeds from the sale of the Common Stock and Warrants in connection with the Offering for working capital and general corporate purposes.

The Offering was not registered under the Securities Act in reliance on the exceptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the purchasers in the Offering represented that it is an accredited investor, as defined by Rule 501 of Regulation D promulgated under the Securities Act, and certificates representing the shares of Common Stock and the Warrants issued in connection with the Offering contained appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:
99.1	Press Release dated September 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: September 22, 2005	By:	/s/ Joseph Dwyer
Joseph Dwyer Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1        Press Release dated September 22, 2005